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                                                                    EXHIBIT 21.1

                               CRAWFORD & COMPANY

                       LISTING OF SUBSIDIARY CORPORATIONS*

                                                               Jurisdiction in
         Subsidiary                                            Which Organized

Crawford & Company of California                               Delaware

Crawford & Company of Florida                                  Delaware

Crawford & Company of Illinois                                 Delaware

Crawford & Company of New York, Inc. New York

Crawford & Company Employment Services, Inc.                   Delaware

Risk Sciences Group, Inc.                                      Delaware

Crawford & Company (Bermuda) Limited                           Bermuda

Crawford & Company HealthCare Management, Inc.                 Delaware

Crawford & Company International, Inc.                         Georgia

Crawford & Company Subrogation and Recovery, Inc.              Georgia

Crawford & Company Adjusters Limited                           England

Crawford Adjusters Canada Incorporated                         Canadian Federal

Crawford Healthcare Management of Norfolk and Baltimore,
  Inc.                                                         Virginia

Crawford Investigation Services, Inc.                          Georgia

The Garden City Group, Inc.                                    Delaware

The PRISM Network, Inc.                                        Georgia

* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 2003.